10f-3 REPORT

                        MUNICIPAL HIGH INCOME FUND INC.


                    July 1, 2003 through September 30, 2003

                     Trade                                    % of
Issuer               Date    Selling Dealer    Amount   Price Issue(1)

Metropolitan        9/11/2003 Siebert Branford $250,000 $96.683  0.14%A
Washington D.C.               Shank and Co.
Airport Systems
5.000% due 10/1/2033




(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the offering.